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                                  EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (hereinafter referred to as this "AGREEMENT"), entered into as of the 5th day of January, 2006, by and among Greenville Federal Financial Corporation, a federally chartered mid-tier savings and loan holding company (hereinafter referred to as "HOLDING COMPANY"), Greenville Federal, a federally chartered savings bank and a wholly-owned subsidiary of HOLDING COMPANY (hereinafter referred to as "BANK"), and Susan J. Allread, an individual (hereinafter referred to as the "EMPLOYEE");

                                   WITNESSETH:

      WHEREAS, the EMPLOYEE is currently employed as the Chief Financial Officer of HOLDING COMPANY and BANK (hereinafter collectively referred to as the "EMPLOYERS") and Vice President and Compliance Officer of BANK;

      WHEREAS, as a result of the skill, knowledge and experience of the EMPLOYEE, the Boards of Directors of the EMPLOYERS desire to retain the services of the EMPLOYEE as the Chief Financial Officer of BANK and of HOLDING COMPANY and as Vice President and Compliance Officer of BANK;

      WHEREAS, the EMPLOYEE desires to continue to serve as the Chief Financial Officer of BANK and of HOLDING COMPANY and as Vice President and Compliance Officer of BANK; and

      WHEREAS, the EMPLOYEE and the EMPLOYERS desire to enter into this Agreement to set forth the terms and conditions of the employment relationship between the EMPLOYERS and the EMPLOYEE;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the EMPLOYERS and the EMPLOYEE hereby agree as follows:

      Section 1. Employment and Term. Upon the terms and subject to the conditions of this AGREEMENT, the EMPLOYERS hereby employ the EMPLOYEE, and the EMPLOYEE hereby accepts employment, as the Chief Financial Officer of BANK and of HOLDING COMPANY and Vice President and Compliance Officer of BANK. The term of this AGREEMENT shall commence on January 5, 2006, and shall end on January 4, 2009 (hereinafter referred to as the "TERM").

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      Section 2. Duties of EMPLOYEE.

      (a) General Duties and Responsibilities. As an officer of each of the EMPLOYERS, the EMPLOYEE shall perform the duties and responsibilities customary for such offices to the best of her ability and in accordance with the policies established by the Boards of Directors of the EMPLOYERS and all applicable laws and regulations. The EMPLOYEE shall perform such other duties not inconsistent with her position as may be assigned to her from time to time by the Boards of Directors of the EMPLOYERS; provided, however, that the EMPLOYERS shall employ the EMPLOYEE during the TERM in a senior executive capacity without diminishment of the importance or prestige of her position.

      (b) Devotion of Entire Time to the Business of the EMPLOYERS. The EMPLOYEE shall devote her entire productive time, ability and attention during normal business hours throughout the TERM to the faithful performance of her duties under this AGREEMENT. The EMPLOYEE shall not directly or indirectly render any services of a business, commercial or professional nature to any person or organization without the prior written consent of the Boards of Directors of the EMPLOYERS; provided, however, that the EMPLOYEE shall not be precluded from (i) vacations and other leave time in accordance with Section 3(e) hereof; (ii) reasonable participation in community, civic, charitable or similar organizations; or (iii) the pursuit of personal investments which do not interfere or conflict with the performance of the EMPLOYEE'S duties to the EMPLOYERS.

      Section 3. Compensation, Benefits and Reimbursements.

      (a) Salary. The EMPLOYEE shall receive during the TERM an annual salary payable in equal installments not less often than monthly. The amount of such annual salary shall be $65,000 (effective January 30, 2006) until changed by the Boards of Directors of the EMPLOYERS in accordance with Section 3(b) of this AGREEMENT or otherwise.

      (b) Annual Salary Review. Each year throughout the TERM, the annual salary and annual bonus of the EMPLOYEE shall be reviewed by the Compensation Committee of the Board of Directors of BANK and shall be set, effective for the next year, at a total amount of not less than $65,000, based upon the EMPLOYEE'S individual performance and the overall profitability and financial condition of the EMPLOYERS (hereinafter referred to as the "ANNUAL REVIEW"). The results of the ANNUAL REVIEW shall be reflected in the minutes of the Compensation Committee.

      (c) Expenses. In addition to any compensation received under Section 3(a) or (b) of this AGREEMENT, the EMPLOYERS shall pay or reimburse the EMPLOYEE for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of her duties under this AGREEMENT. Such reimbursement shall be made in accordance with the existing policies and procedures of the EMPLOYERS pertaining to reimbursement of expenses to senior management officials.

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      (d) Employee Benefit Program.

            (i) During the TERM, the EMPLOYEE shall be entitled to participate in all formally established employee benefit, bonus, pension and profit-sharing plans and similar programs that are maintained by the EMPLOYERS from time to time, including programs in respect of group health, disability or life insurance, reimbursement of membership fees in civic, social and professional organizations and all employee benefit plans or programs hereafter adopted in writing by the Boards of Directors of the EMPLOYERS, for which senior management personnel are eligible, including any employee stock ownership plan, stock option plan or other stock benefit plan (hereinafter collectively referred to as the "BENEFIT PLANS"). Notwithstanding the foregoing sentence, the EMPLOYERS may discontinue or terminate at any time any such BENEFIT PLANS, now existing or hereafter adopted, to the extent permitted by the terms of such plans and shall not be required to compensate the EMPLOYEE for such discontinuance or termination.

            (ii) After the expiration of the TERM or the termination of the employment of the EMPLOYEE for any reason other than JUST CAUSE (as defined hereinafter) and other than under the circumstances set forth in
      Section 4(a)(ii), the EMPLOYERS shall provide a group health insurance program in which the EMPLOYEE and her spouse will be eligible to participate until both the EMPLOYEE and her spouse become 65 years of age; provided, however that all premiums for such program shall be paid by the EMPLOYEE and/or her spouse after the EMPLOYEE'S termination of employment; provided further, however, that the EMPLOYEE and her spouse may only participate in such program for as long as the EMPLOYERS make available an employee group health insurance program which permits the EMPLOYERS to make coverage available for similarly situated retirees. In addition to the foregoing provisions of this subsection 3(d)(ii), if the EMPLOYERS make available an employee group health insurance program that would permit terminated employees and their spouses to continue to be covered past age 65, the EMPLOYEE shall be permitted to participate in such program, with all premiums paid by the EMPLOYEE and/or her spouse, for so long as the EMPLOYERS maintain such a program; provided, however, that the EMPLOYERS shall not be required to provide or maintain such a program.

      (e) Vacation and Sick Leave. The EMPLOYEE shall be entitled, without loss of pay, to be absent voluntarily from the performance of her duties under this AGREEMENT, subject to the following conditions:

            (i) The EMPLOYEE shall be entitled to an annual vacation in accordance with the policies periodically established by the Boards of Directors of the EMPLOYERS for senior management officials of the EMPLOYERS, the duration of which shall not be less than 3 weeks each calendar year;

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            (ii) Vacation time shall be scheduled by the EMPLOYEE in a reasonable manner and shall be subject to approval by the Boards of Directors of the EMPLOYERS. The EMPLOYEE shall not be entitled to receive any additional compensation from the EMPLOYERS in the event of her failure to take the full allotment of vacation time in any calendar year; and

            (iii) The EMPLOYEE shall be entitled to annual sick leave as established by the Boards of Directors of the EMPLOYERS for senior management officials of the EMPLOYERS. In the event that any sick leave time shall not have been used during any calendar year, such leave shall accrue to subsequent calendar years only to the extent authorized by the Boards of Directors of the EMPLOYERS. Upon termination of employment, the EMPLOYEE shall not be entitled to receive any additional compensation from the EMPLOYERS for unused sick leave.

      Section 4. Termination of Employment.

      (a) General. The employment of the EMPLOYEE shall terminate at any time during the TERM (i) at the option of the EMPLOYERS, upon the delivery by the EMPLOYERS of written notice of termination to the EMPLOYEE, or (ii) at the option of the EMPLOYEE, upon delivery by the EMPLOYEE of written notice of termination to the EMPLOYERS if the present capacity or circumstances in which the EMPLOYEE is employed are materially adversely changed without the EMPLOYEE's written consent, including, but not limited to, a material reduction in responsibilities or authority, the assignment of duties or responsibilities substantially inconsistent with those normally associated with the EMPLOYEE'S position described in Section 2(a) of this AGREEMENT, a change of title, the requirement that the EMPLOYEE regularly perform her principal executive functions more than thirty-five (35) miles from her primary office as of the date of this AGREEMENT or the reduction of the EMPLOYEE'S benefits provided under this AGREEMENT, unless the benefit reductions are part of a company-wide reduction. The following subsections (I), (II) and (III) of this Section 4(a) shall govern the obligations of the EMPLOYERS to the EMPLOYEE upon the occurrence of the events described in such subparagraphs:

            (I) Termination for JUST CAUSE. In the event that the EMPLOYERS terminate the employment of the EMPLOYEE during the TERM because of the EMPLOYEE'S personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this AGREEMENT, willful violation of any law, rule, regulation or final cease-and-desist order (other than traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of this AGREEMENT (hereinafter collectively referred to as "JUST CAUSE"), the EMPLOYEE shall not receive, and shall have no right to receive, any compensation or other benefits for any period after such termination.

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            (II) Termination after CHANGE OF CONTROL. In the event that, before the expiration of the TERM and in connection with or within one year after a CHANGE OF CONTROL (as defined hereinafter) of either one of the EMPLOYERS, the employment of the EMPLOYEE is terminated for any reason other than JUST CAUSE or is terminated by the EMPLOYEE as provided in
      Section 4(a)(ii) above, then the following shall occur:

                  (A) The EMPLOYERS shall promptly pay to the EMPLOYEE or to her dependents, beneficiaries or estate an amount equal to the sum of
            (l) the amount of compensation to which the EMPLOYEE would be entitled for the remainder of the TERM under this AGREEMENT, plus
            (2) the difference between (x) the product of three, multiplied by the EMPLOYEE'S "base amount" [as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended and applicable regulations of the Internal Revenue Service] as of the date of the CHANGE OF CONTROL, less (y) the sum of (i) $1.00 plus (ii) the amount paid to the EMPLOYEE pursuant to clause (1) of this subparagraph (A);

                  (B) The EMPLOYEE, her dependents, beneficiaries and estate shall be covered under either the health, life and disability plans of the EMPLOYERS or the health, life and disability plans of the successors, survivors or assigns of the EMPLOYERS, or under substantially equivalent coverage obtained elsewhere if coverage under the plans of the EMPLOYERS or the EMPLOYERS' successor, survivor or assign is not available, without any material diminution in coverage or benefit at the expense of the EMPLOYERS or the successors, survivors or assigns of the EMPLOYERS as if the EMPLOYEE were still employed under this AGREEMENT until the earliest of the expiration of the TERM or the date on which the EMPLOYEE is included in another employer's benefit plans as a full-time employee; and

                  (C) The EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EMPLOYEE offset in any manner the obligations of the EMPLOYERS hereunder, except as specifically stated in subparagraph (B) above.

      Provided, however, that in the event that the value of the payments pursuant to this subsection (II), when combined with the value of other payments attributable to the same CHANGE OF CONTROL, would result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (hereinafter collectively referred to as "SECTION 280G"), such payments shall be reduced to the maximum amount which may be paid under
      SECTION 280G without exceeding such limits. This reduction will be applied through the following procedure:

         (Y) First, at least 30 days before the payment is due under this subsection (II), the EMPLOYER will apprise the EMPLOYEE of the value of each of the benefits payable because of the CHANGE OF CONTROL and the maximum amount which
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         may be paid under SECTION 280G without exceeding such limits and afford the EMPLOYEE an opportunity to select the benefit (or portion of the benefit) to be reduced.

         (Z) Second, if, before the end of that 30 day period, the EMPLOYEE apprises the EMPLOYER in writing of the benefit or benefits to be reduced (and the amount of each reduction), the EMPLOYEE'S election will be implemented and, subject to the next subparagraph, the adjusted payment made promptly.

      But, if, before the end of that 30 day period, the EMPLOYEE does not apprise the EMPLOYER of the benefit or benefits to be reduced or if the amount of the reductions the EMPLOYEE specifies does not reduce the value of all benefits payable because of the CHANGE OF CONTROL to the maximum amount that may be paid under SECTION 280G without exceeding such limits, the EMPLOYER will reduce the amount payable under this agreement by an amount needed to ensure that the limits imposed under SECTION 280G are not exceeded.

            (III) Termination Without CHANGE OF CONTROL. In the event that the employment of the EMPLOYEE is terminated before the expiration of the TERM for any reason other than death, JUST CAUSE or in connection with or within one year after a CHANGE OF CONTROL, the EMPLOYERS shall be obligated to continue (A) to pay on a monthly basis to the EMPLOYEE, her dependents, beneficiaries or estate her annual salary provided pursuant to
      Section 3(a) or (b) of this AGREEMENT until the expiration of the TERM and
      (B) to provide to the EMPLOYEE, her dependents, beneficiaries and estate at the EMPLOYERS' expense, health, life, disability and other benefits substantially equal to those being provided to the EMPLOYEE at the date of termination of her employment until the earliest to occur of the expiration of the TERM or the date the EMPLOYEE becomes employed full-time by another employer; provided, however, that in the event that payments pursuant to this subsection (III) would result in the imposition of a penalty tax pursuant to SECTION 280G, such payments shall be reduced to the maximum amount which may be paid under SECTION 280G without exceeding those limits. The EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EMPLOYEE offset in any manner the obligations of the EMPLOYERS hereunder, except as specifically stated in subparagraph
      (III)(B) above.

      (b) Death of the EMPLOYEE. The TERM automatically terminates upon the death of the EMPLOYEE, unless the employment of EMPLOYEE has been terminated prior to EMPLOYEE's death pursuant to Section 4(a) of this AGREEMENT. In the event of such death, the EMPLOYEE'S estate shall be entitled to receive the compensation due the EMPLOYEE through the last day of the calendar month in which the death occurred, except as otherwise specified herein.

      (c) "Golden Parachute" Provision. Any payments made to the EMPLOYEE pursuant to this AGREEMENT, or otherwise, are subject to and conditioned upon their compliance with

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12 U.S.C. Section 1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden
Parachute and Indemnification Payments.

      (e) Definition of "CHANGE OF CONTROL". A "CHANGE OF CONTROL" shall mean any one of the following events: (i) the acquisition of ownership or power to vote more than 25% of the voting stock of either of the EMPLOYERS; (ii) the acquisition of the ability to control the election of a majority of the directors of either of the EMPLOYERS; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of HOLDING COMPANY or BANK cease for any reason to constitute at least a majority thereof; provided, however, that any individual whose election or nomination for election as a member of the Board of Directors of HOLDING COMPANY or BANK was approved by a vote of at least two-thirds of the directors then in office shall be considered to have continued to be a member of the Board of Directors of HOLDING COMPANY or BANK; (iv) the occurrence of a reorganization, consolidation or similar transaction as a result of which at least 60% of the shares of the common stock of the resulting entity are owned by persons who were not stockholders of HOLDING COMPANY or BANK immediately prior to the consummation of the transaction; or (v) the sale or transfer of substantially all of the assets of BANK to another person that is not controlled by HOLDING COMPANY or BANK. For purposes of this paragraph, the term "person" refers to an individual or corporation, partnership, trust, association, or other organization, but does not include the EMPLOYEE and any person or persons with whom the EMPLOYEE is "acting in concert" within the meaning of 12 C.F.R. Part 574.

      Notwithstanding the foregoing, in no event shall (I) the ownership of stock of BANK by HOLDING COMPANY or the ownership of stock of HOLDING COMPANY by Greenville Federal MHC, or (II) the conversion of the EMPLOYERS or Greenville Federal MHC from the mutual holding company form of organization to the full stock form of organization, constitute a CHANGE OF CONTROL.

      Section 5. Special Regulatory Events. Notwithstanding Section 4 of this AGREEMENT, the obligations of the EMPLOYERS to the EMPLOYEE shall be as follows in the event of the following circumstances:

      (a) If the EMPLOYEE is suspended and/or temporarily prohibited from participating in the conduct of the EMPLOYERS' affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (hereinafter referred to as the "FDIA"), the EMPLOYERS' obligations under this AGREEMENT shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the EMPLOYERS may, in their discretion, pay the EMPLOYEE all or part of the compensation withheld while the obligations in this AGREEMENT were suspended and reinstate, in whole or in part, any of the obligations that were suspended.

      (b) If the EMPLOYEE is removed and/or permanently prohibited from participating in the conduct of the EMPLOYERS' affairs by an order issued under
Section 8(e)(4) or (g)(1) of the FDIA, all obligations of the EMPLOYERS under this AGREEMENT shall terminate as of the effective date of such order; provided, however, that vested rights of the EMPLOYEE shall not be affected by such termination.

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      (c) If the EMPLOYERS are in default, as defined in Section 3(x)(1) of the
FDIA, all obligations under this AGREEMENT shall terminate as of the date of default; provided, however, that vested rights of the EMPLOYEE shall not be affected.

      (d) All obligations under this AGREEMENT shall be terminated, except to the extent of a determination that the continuation of this AGREEMENT is necessary for the continued operation of the EMPLOYERS, (i) by the Director of the Office of Thrift Supervision (hereinafter referred to as the "OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the EMPLOYERS under the authority contained in Section 13(c) of the FDIA; or (ii) by the Director of the OTS, or his or her designee, at any time the Director of the OTS, or his or her designee, approves a supervisory merger to resolve problems related to the operation of the EMPLOYERS or when the EMPLOYERS are determined by the Director of the OTS to be in an unsafe or unsound condition. No vested rights of the EMPLOYEE shall be affected by any such action.

      Section 6. Consolidation, Merger or Sale of Assets. Nothing in this AGREEMENT shall preclude the EMPLOYERS from consolidating with, merging into, or transferring all, or substantially all, of their assets to another corporation that assumes all of the EMPLOYERS' obligations and undertakings hereunder. Upon such a consolidation, merger or transfer of assets, the term "EMPLOYERS" as used herein shall mean such other corporation or entity and this AGREEMENT shall continue in full force and effect; provided, however, that the assumption of the EMPLOYERS' obligations and undertakings hereunder shall not affect the EMPLOYEE'S right to payments pursuant to Section 4(a)(II) of this AGREEMENT in connection with such consolidation, merger or transfer of assets.

      Section 7. Confidential Information. The EMPLOYEE acknowledges that during her employment she will learn and have access to confidential information regarding the EMPLOYERS and their customers and businesses. The EMPLOYEE agrees and covenants not to disclose or use for her own benefit, or the benefit of any other person or entity, any confidential information, unless or until the EMPLOYERS' consent to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The EMPLOYEE shall not knowingly disclose or reveal to any unauthorized person any confidential information relating to the EMPLOYERS, their subsidiaries or affiliates, or to any of the businesses operated by them, and the EMPLOYEE confirms that such information constitutes the exclusive property of the EMPLOYERS. The EMPLOYEE shall not otherwise knowingly act or conduct herself (a) to the material detriment of the EMPLOYERS, their subsidiaries, or affiliates, or (b) in a manner which is inimical or contrary to the interests of the EMPLOYERS.

      Section 8. Nonassignability. Neither this AGREEMENT nor any right or interest hereunder shall be assignable by the EMPLOYEE, her beneficiaries, or legal representatives without the EMPLOYERS' prior written consent; provided, however, that nothing in this Section 8 shall preclude (a) the EMPLOYEE from designating a beneficiary to receive any benefits payable hereunder upon her death, or (b) the executors, administrators, or other legal representatives of the EMPLOYEE or her estate from assigning any rights hereunder to the person or persons entitled thereto.

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      Section 9. No Attachment. Except as required by law, no right to receive payment under this AGREEMENT shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

      Section 10. Binding Agreement. This AGREEMENT shall be binding upon, and inure to the benefit of, the EMPLOYEE and the EMPLOYERS and their respective permitted successors and assigns.

      Section 11. Amendment of AGREEMENT. This AGREEMENT may not be modified or amended, except (a) by an instrument in writing signed by the parties hereto, or
(b) by the EMPLOYERS without any additional consideration to the EMPLOYEE, to the extent deemed necessary by the EMPLOYERS upon the advice of legal counsel to avoid penalties arising under Section 409A of the Internal Revenue Code of 1986, as amended, and regulations thereunder, even if those amendments reduce, restrict or eliminate rights granted under this AGREEMENT.

      Section 12. Waiver. No term or condition of this AGREEMENT shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this AGREEMENT, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

      Section 13. Severability. If, for any reason, any provision of this AGREEMENT is held invalid, such invalidity shall not affect the other provisions of this AGREEMENT not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect. If this AGREEMENT is held invalid or cannot be enforced, then any prior AGREEMENT between the EMPLOYERS (or any predecessor thereof) and the EMPLOYEE shall be deemed reinstated to the full extent permitted by law, as if this AGREEMENT had not been executed.

      Section 14. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this AGREEMENT.

      Section 15. Governing Law. This AGREEMENT has been executed and delivered in the State of Ohio and its validity, interpretation, performance, and enforcement shall be governed by the laws of this State of Ohio, except to the extent that federal law is governing.

      Section 16. Effect of Prior Agreements. This AGREEMENT contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the EMPLOYERS and the EMPLOYEE, each of which is hereby terminated and is of no further force or effect.

      Section 17. Notices. Any notice or other communication required or permitted pursuant to this AGREEMENT shall be deemed delivered if such notice or communication is in writing and is delivered personally or by facsimile transmission or is deposited in the United States mail, postage prepaid, addressed as follows:

      If to HOLDING COMPANY and/or BANK:

            Greenville Federal
            690 Wagner Avenue
            Greenville, OH 45331
            Attention: President

      With copies to:

            Vorys, Sater, Seymour and Pease LLP
            Suite 2000, Atrium Two
            221 East Fourth Street
            Cincinnati, Ohio  45202
            Attention: Cynthia A. Shafer

      If to the EMPLOYEE to:

            Ms. Susan J. Allread
            430 Circle Drive
            Greenville, OH 45331

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      IN WITNESS WHEREOF, the EMPLOYERS have caused this AGREEMENT to be executed by their duly authorized officers, and the EMPLOYEE has signed this AGREEMENT, each as of the day and year first above written.

Attest:                             GREENVILLE FEDERAL FINANCIAL CORPORATION

/s/ David Feltman                   By /s/ David M. Kepler
--------------------------------       -----------------------------------------
                                       David M. Kepler
                                       its  President & CEO

Attest:                             GREENVILLE FEDERAL

/s/ David Feltman                   By /s/ David M. Kepler
--------------------------------       ----------------------------------------
                                       David M. Kepler
                                       its  President & CEO

Attest:

/s/ David Feltman                   /s/ Susan J. Allread
--------------------------------    ----------------------------------------
                                    Susan J. Allread